UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 29, 2004

RealNetworks, Inc.

(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation)	0-23137 (Commission File Number)	91-1628146 (I.R.S. Employer Identification No.)

2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. dated January 29, 2004.

Item 12. Results of Operations and Financial Condition

     On January 29, 2004, RealNetworks, Inc. (the “Company”) announced via press release the Company’s results for its year and fourth quarter ended December 31, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The information in this Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission. In the press release, the Company makes reference to non-GAAP measures of net loss per share. The press release sets forth the comparable GAAP measures of net loss per share and a reconciliation of the difference between the non-GAAP measures and GAAP measures. The Company believes that the non-GAAP measures of net loss per share provide investors with useful information regarding the effect of certain litigation on the Company’s operating results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

	By:	/s/ Robert Kimball Robert Kimball Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary

Dated: January 29, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by RealNetworks, Inc. dated January 29, 2004.